Exhibit 99.1

Five Prime Announces $75 Million Proposed Public Offering of Common Stock

South San Francisco, January 5, 2015 (GLOBE NEWSWIRE) – Five Prime Therapeutics, Inc. (Nasdaq: FPRX), a clinical-stage biotechnology company focused on discovering and developing novel protein therapeutics for cancer and inflammatory diseases, announced today that it plans to offer up to $75,000,000 of shares of its common stock in an underwritten public offering. In connection with the offering, Five Prime intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering.

Five Prime plans to use the net proceeds of the offering, together with other available funds, to advance clinical development of its FPA008 program in PVNS and immuno-oncology, to advance the clinical development of its FPA144 program, to fund additional research and pre-clinical development activities for its immuno-oncology program and for working capital and other general corporate purposes.

Citigroup, Leerink Partners and Wells Fargo Securities are acting as joint book-running managers for the offering. Guggenheim Securities and Oppenheimer & Co. are acting as co-managers.

The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The securities described above are being offered pursuant to a “shelf” registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering is being made only by means of a prospectus supplement and accompanying base prospectus. When available, copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained from: Citigroup Global Markets Inc., c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (800) 831-9146, email: prospectus@citi.com; Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone: (800) 808-7525, email: syndicate@Leerink.com; or Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York, 10152, telephone: (800) 326-5897, email: cmclientsupport@wellsfargo.com. An electronic copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering will also be available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements relating to Five Prime’s expectations regarding the completion, timing and size of the proposed offering, and its planned use of proceeds. There can be no assurance that Five Prime will be able to complete the offering on the anticipated terms, or at all. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

COMPANY CONTACT:

Amy Kendall

Corporate Communications

415-365-5776

amy.kendall@fiveprime.com